Exhibit 10.2

Execution Version

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of July 29, 2021, by and among FLYWIRE CORPORATION, a Delaware corporation (the “Borrower”), each of the Borrower’s wholly-owned Material Domestic Subsidiaries party from time to time hereto (together with the Borrower, the “Grantors” and each, a “Grantor”), and Citibank, N.A., a national banking association, in its capacities as administrative agent and collateral agent (the “Administrative Agent”) for the Secured Parties.

PRELIMINARY STATEMENTS

The Grantors, the Administrative Agent, the Lenders from time to time party thereto and the Issuing Banks are entering into a Credit Agreement dated as of the date hereof (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). The Grantors are entering into this Security Agreement in order to induce (a) the Lenders and Issuing Banks to enter into and extend credit to the Borrower under the Credit Agreement and (b) certain other Secured Parties to provide financial accommodations which may from time to time constitute Secured Obligations that each Grantor has agreed to guarantee pursuant to Article X of the Credit Agreement.

ACCORDINGLY, the Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1. Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined (including in the Preliminary Statements above) shall have the meanings assigned to such terms in the Credit Agreement.

1.2. Terms Defined in UCC. The following terms shall have the respective meanings assigned to such terms in the UCC: “Account Debtor”, “Accounts”; “Chattel Paper”; “Commodities Account”; “Deposit Accounts”; “Documents”; “Equipment”; “Fixtures”; “General Intangibles”; “Goods”; “Instruments”; “Inventory”; “Investment Property”; “Letter-of-Credit Rights”; “Securities Account”; “Security”; and “Supporting Obligations”.

1.3. Definitions of Certain Terms Used Herein. As used in this Security Agreement, the following terms shall have the following meanings:

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“CFC” means a “controlled foreign corporation” as defined in Section 957 of the Code.

“Collateral” has the meaning set forth in Article II of this Security Agreement.

“Commercial Tort Claims” means all existing commercial tort claims, as defined in the UCC, of the Grantors, as specified on Exhibit E hereto.

“Commodities Account Control Agreement” means a control agreement in respect of Commodities Accounts granting Control thereof to the Administrative Agent and otherwise in form and substance reasonably acceptable to the Administrative Agent.

“Control” has the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Control Agreement” means any Deposit Account Control Agreement, Securities Account Control Agreement or Commodities Account Control Agreement.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent and the applicable Grantor, among any Grantor, a banking institution holding such Grantor’s funds, and the Administrative Agent with respect to collection and springing control of all deposits, balances and other assets held in the relevant Deposit Account maintained by such Grantor with such banking institution which shall provide the Administrative Agent with “Control” of such Deposit Account pursuant to Section 9-104 of the UCC.

“Effective Grant Date” means (a) with respect to any Grantor party hereto as of the date hereof, the Effective Date and (b) with respect to any Grantor party hereto as of any other date, the date on which the joinder to the Security Agreement executed by such Grantor pursuant to Section 5.09(b) of the Credit Agreement becomes effective in accordance with its terms.

“Excluded Account” means with respect to any Grantor, (a) any Deposit Account which is funded by, or on behalf or for the benefit of, employees of such Grantor and is to be maintained exclusively for the benefit, directly or indirectly, of such employees (including any Deposit Account which is an employer funded pension account for employees and any account established to pay taxes for and on behalf of employee tax liabilities), (b) any payroll, trust, fiduciary and tax withholding account which is funded in the ordinary course of business, required by applicable law, or required by applicable contractual terms entered into in the ordinary course of business consistent with past practices, (c) any trust account to hold customer deposits, (d) any Deposit Account, Securities Account and/or Commodities Account, as applicable, which is located outside the United States, (e) petty cash accounts, amounts on deposit in which do not exceed $1,000,000 in the aggregate at any one time, (f) any Reserve Account and (g) other Deposit Accounts, Securities Accounts and/or Commodities Accounts in respect of which the average monthly balance therein, in the aggregate, does not exceed $1,000,000.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Foreign Subsidiary” has the meaning given to such term in the definition of “Investment Property.”

“Foreign Subsidiary Holding Company” means any Subsidiary that owns no material assets (directly or indirectly) other than capital stock (including any debt instrument treated as equity for U.S. federal income tax purposes) of one or more Foreign Subsidiaries and engages in no material activities other than the ownership of such capital stock.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Permitted Liens” means Liens permitted pursuant to Section 6.02 of the Credit Agreement.

“Pledged Collateral” means all Instruments, Securities and other Investment Property of each Grantor to the extent constituting Collateral hereunder, whether or not physically delivered to the Administrative Agent pursuant to this Security Agreement.

“Real Property” means land, buildings, and other kinds of fixed or immovable property, whether owned or leased.

“Receivables” means, to the extent constituting Collateral hereunder, the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Securities Account Control Agreement” means a control agreement in respect of Securities Accounts granting Control thereof to the Administrative Agent and otherwise in form and substance reasonably acceptable to the Administrative Agent.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which each Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which such Grantor now has or hereafter acquires any right, issued by an issuer of such Equity Interest.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Administrative Agent’s or any other Secured Party’s Lien on any Collateral.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Sections 1.03 and 1.04 of the Credit Agreement are hereby incorporated by reference.

ARTICLE II

GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:

(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	all Copyrights, Patents and Trademarks;

(iv)	all Documents;

(v)	all Equipment;

(vi)	all Fixtures;

(vii)	all General Intangibles;

(viii)	all Goods;

(ix)	all Instruments;

(x)	all Inventory;

(xi)	all Investment Property;

(xii)	all cash and cash equivalents;

(xiii)	all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(xiv)	all Deposit Accounts, Securities Accounts and Commodities Accounts;

(xv)	all Commercial Tort Claims; and

(xvi)

all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance of the Secured Obligations; provided, however, that notwithstanding any of the other provisions set forth in this Article II, this Security Agreement shall not constitute a grant of a security interest in (and the Collateral shall not include) (a) any property to the extent that such grant of a security interest is prohibited by any rule of law, statute or regulation, requires a consent not obtained of any government, governmental body or official or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except to the extent that such rule of law, statute or regulation or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, including any applicable anti-assignment provisions; (b) any Trademark applications filed in the United States Patent and Trademark Office on the basis of such Grantor’s “intent-to-use” such trademark, unless and until acceptable evidence of use of the Trademark has been filed with the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), whereupon such Trademark application will be deemed automatically included in the Collateral, to the extent that granting the Security Interest in such Trademark application prior to such filing would adversely affect the enforceability or validity of such Trademark application; (c) any Excluded Account; (d) any property of such Grantor, which is subject to a Permitted Lien of the type described in Section 6.02(e) of the Credit Agreement, pursuant to documents which prohibit such Grantor from granting any other Liens in such property; (e) any Real Property; (f) until an Event of Default has occurred and is continuing and thereafter until otherwise required by the Administrative Agent, with respect to Equity Interests entitled to vote, that portion of Equity Interests exceeding sixty-five percent (65%) of the outstanding Equity Interests entitled to vote that are owned by such Grantor, in each (1) Foreign Subsidiary that is a CFC or (2) Foreign Subsidiary Holding Company, in each case, to the extent, and only to the extent, that the grant of a security interest in any such voting Equity Interests would reasonably be expected to result in material adverse U.S. federal tax consequences pursuant to Section 956 of the Code or otherwise; and (g) cars, trucks, trailers, construction and earth moving equipment or other vehicles or assets covered by a certificate of title law of any state.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Administrative Agent and the other Secured Parties that:

3.1. Title, Perfection and Priority. Such Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens (other than Permitted Liens), and has all requisite power and authority to grant to the Administrative Agent the security interest in such Collateral pursuant hereto. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit G, the Administrative Agent will have a fully perfected first priority security interest (subject to Permitted Liens) in that Collateral owned by such Grantor in which a security interest may be perfected by such filing.

3.2. Type and Jurisdiction of Organization, Organizational and Identification Numbers. As of the Effective Grant Date, the type of entity of such Grantor, its state of organization, the organizational number issued to it by its state of organization, if applicable, and its federal employer identification number are set forth on Exhibit A.

3.3. Principal Location. As of the Effective Grant Date, such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A.

3.4. Collateral Locations. As of the Effective Grant Date, all of such Grantor’s locations where Collateral having a book value or fair market value greater than $2,500,000 is located are listed on Exhibit A. As of the Effective Grant Date, all of said locations are owned by such Grantor except for locations (i) which are leased by such Grantor as lessee and designated in Part VII(b) of Exhibit A and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part VII(c) of Exhibit A.

3.5. Deposit Accounts, Etc. As of the Effective Grant Date, all of such Grantor’s Commodities Accounts, Deposit Accounts and Securities Accounts are listed on Exhibit B, together with a description of the type and use of such account and whether or not such account is an Excluded Account.

3.6. Exact Names. As of the Effective Grant Date, such Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization. As of the Effective Grant Date, such Grantor has not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition except as otherwise noted on Exhibit A.

3.7. Letter-of-Credit Rights and Chattel Paper. As of the Effective Grant Date, Exhibit C lists all Letter-of-Credit Rights and Chattel Paper of such Grantor.

3.8. Intellectual Property. As of the Effective Grant Date, Exhibit D lists all federally registered Patents (other than Patent applications for which no public notice has been published), federally registered Trademarks, material unregistered Trademarks, and federally registered Copyrights owned by such Grantor and all material Licenses to which such Grantor is a party. This Security Agreement is effective to create a valid and continuing Lien and, upon filing of appropriate financing statements in the offices listed on Exhibit G and the grant of copyright security interest set forth on Exhibit I with the United States Copyright Office and the notices of grant of security interest in trademarks and patents set forth on Exhibits J and K, respectively, with the United States Patent and Trademark Office, fully perfected first priority security interests in favor of the Administrative Agent on such Grantor’s federally registered U.S. Patents, U.S. Trademarks and U.S. Copyrights, such perfected security interests are enforceable as such as against any and all creditors of and purchasers from such Grantor; and all action necessary or desirable to protect and perfect the Administrative Agent’s Lien on such Grantor’s federally registered U.S. Patents, U.S. Trademarks or U.S. Copyrights shall have been duly taken.

3.9. Pledged Collateral.

(a) Exhibit F sets forth, as of the date hereof, a complete and accurate list of all of the Pledged Collateral constituting Indebtedness owing to a Grantor of, or Equity Interests held by a Grantor in, any Grantor’s Subsidiaries. As of the Effective Grant Date, such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit F (as such Exhibit may be updated pursuant to Schedule 5.11) as being owned by it, free and clear of any Liens, except for Permitted Liens. Such Grantor further represents and warrants that (i) all Pledged Collateral constituting an Equity Interest of a Subsidiary has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Administrative Agent representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, or, alternatively, evidence Equity Interests in a Foreign Subsidiary of such Grantor, such Grantor has so informed the Administrative Agent and (iii) all Pledged Collateral which represents Indebtedness of a Subsidiary owed to such Grantor has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, and is the legal, valid and binding obligation of such issuer.

(b) In addition, with respect to the Pledged Collateral constituting an Equity Interest of a Subsidiary (i) none has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) there are existing no options, warrants, calls or commitments of any character whatsoever relating to such Pledged Collateral or which obligate the issuer of any Equity Interest included in such Pledged Collateral to issue additional Equity Interests and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any Governmental Authority or any other Person is required for the pledge by such Grantor of such Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by such Grantor, or for the exercise by the Administrative Agent of the voting or other rights provided for in this Security Agreement or for the remedies in respect of such Pledged Collateral pursuant to this Security Agreement, except as may be required by applicable law.

(c) Except as set forth in Exhibit F (as such Exhibit may be updated pursuant to Schedule 5.11), such Grantor owns 100% of the issued and outstanding Equity Interests of a Subsidiary which constitute Pledged Collateral and none of the Pledged Collateral which represents Indebtedness of a Subsidiary owed to such Grantor is subordinated in right of payment to other Indebtedness (other than Indebtedness under the Credit Agreement or as otherwise expressly permitted under the Credit Agreement) or subject to the terms of an indenture.

(d) All Equity Interests constituting Pledged Collateral held by such Grantor on the date hereof are uncertificated Equity Interests of the issuer and are not represented in the form of a share certificate.

ARTICLE IV

COVENANTS

From the date of this Security Agreement, and thereafter until this Security Agreement is terminated pursuant to the terms hereof, each Grantor agrees that:

4.1. General.

(a) Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Administrative Agent to file, and if requested will deliver to the Administrative Agent, all financing statements and other documents and take such other actions as may from time to time be requested by the Administrative Agent in order to maintain a perfected security interest in and, if applicable, Control of, the Collateral located within the United States of America (subject in priority only to Permitted Liens). Any financing statement filed by the Administrative Agent may be filed in any filing office in any UCC jurisdiction and may (i) indicate the Collateral as all assets of such Grantor or words of similar effect or any subset thereof, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor. Such Grantor also agrees to furnish any such information to the Administrative Agent promptly upon request.

(b) Further Assurances. Such Grantor will, if so requested by the Administrative Agent, furnish to the Administrative Agent, as often as the Administrative Agent reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports and information in connection with the Collateral as the Administrative Agent may reasonably request, all in such detail as the Administrative Agent may reasonably specify. Such Grantor also agrees to take any and all actions reasonably necessary to defend title to the Collateral against all persons and to defend the security interest of the Administrative Agent in the Collateral and the priority thereof against any Lien except for Permitted Liens.

4.2. Delivery of Instruments, Securities and Documents. Such Grantor will (a) except for Dispositions and other actions with respect thereto which are expressly permitted hereunder or under the Credit Agreement, hold in trust for the Administrative Agent upon receipt any Securities and Instruments included in the Collateral, (b) within five (5) Business Days after the Administrative Agent’s request therefor (or such later date as agreed to by the Administrative Agent), deliver to the Administrative Agent all Securities and Instruments, if any, constituting Equity Interests or Indebtedness of Subsidiaries or which are otherwise material to such Grantor, in each case to the extent constituting Collateral (if any then exist), and (c) within five (5) Business Days after the Administrative Agent’s request therefor (or such later date as agreed to by the Administrative Agent), deliver to the Administrative Agent (and prior to such delivery hold in trust for the Administrative Agent) any Document evidencing or constituting Collateral.

4.3. Uncertificated Pledged Collateral.

(a) Following the occurrence and during the continuance of an Event of Default, the Grantor will permit the Administrative Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Security Agreement.

(b) If any issuer of uncertificated Equity Interests constituting Pledged Collateral issues any share certificate in respect of such Pledged Collateral, such Grantor shall promptly deliver to the Administrative Agent such share certificate, together with an undated stock power for such share certificate executed in blank by a duly authorized officer of such Grantor.

4.4. Pledged Collateral.

(a) Changes in Capital Structure of Issuers. Such Grantor will not (i) permit or suffer any issuer of an Equity Interest constituting Pledged Collateral which is a Subsidiary to dissolve, merge, liquidate, retire any of its Equity Interests or other Instruments or Securities evidencing ownership, reduce its capital, sell or encumber all or substantially all of its assets or merge or consolidate with any other entity (in each case except as permitted under the Credit Agreement), or (ii) vote any Pledged Collateral in favor of any of the foregoing (except as permitted under the Credit Agreement).

(b) Registration of Pledged Collateral. Such Grantor will permit any registerable Pledged Collateral to be registered in the name of the Administrative Agent or its nominee at any time following the occurrence and during the continuation of an Event of Default at the option of the Required Lenders.

(c) Exercise of Rights in Pledged Collateral.

(i) Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral for all purposes not inconsistent with this Security Agreement, the Credit Agreement or any other Loan Document; provided, however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the Administrative Agent hereunder in respect of the Pledged Collateral.

(ii) Such Grantor will permit the Administrative Agent or its nominee at any time after the occurrence and during the continuation of an Event of Default, without notice, to exercise all voting rights or other rights relating to Pledged Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting Pledged Collateral as if it were the absolute owner thereof.

(iii) To the extent not in violation of the Credit Agreement, such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral; and

(iv) All distributions in respect of any of the Pledged Collateral which are not permitted under the Credit Agreement, whenever paid or made, shall be delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

4.5. Intellectual Property.

(a) Such Grantor will use commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the collateral assignment to or benefit of the Administrative Agent of any material License held by such Grantor and to enforce the security interests granted hereunder.

(b) Such Grantor shall notify the Administrative Agent promptly if it knows that any application or registration relating to any Patent (other than Patent applications for which no public notice has been published), Trademark or Copyright (now or hereafter existing) owned by such Grantor has become abandoned or dedicated to the public domain, or of any adverse determination or development (including the institution of, or any such determination or development in, any adversarial proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same, unless such Grantor shall reasonably determine that such Patent, Trademark or Copyright is not material to the conduct of such Grantor’s business or operations.

(c) In the event that (i) any Grantor, either directly or through any agent, employee, licensee or designee, files an application for the registration of any Patent (other than Patent applications for which no public notice has been published), Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or (ii) any previously unpublished Patent application or registration becomes published, such Grantor shall give the Administrative Agent written notice thereof, such notice being solely on a quarterly basis with respect to the foregoing during the previous quarter and, upon request of the Administrative Agent, such Grantor shall execute and deliver on a quarterly basis any and all security agreements as the Administrative Agent may request to evidence the Administrative Agent’s first priority security interest on such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

(d) Such Grantor shall (unless it shall reasonably determine that such Patent, Trademark or Copyright is not material to the conduct of its business or operations) take all actions necessary to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

(e) Such Grantor shall (unless it shall reasonably determine that such Patent, Trademark or Copyright is not material to the conduct of its business or operations) take such actions as it reasonably determines are necessary in respect of any infringement, misappropriation or dilution, and shall take such other actions as it shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright. In the event that such Grantor institutes suit because any of the Patents, Trademarks or Copyrights constituting Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 4.6.

4.6. Commercial Tort Claims. Such Grantor shall promptly, and in any event within five (5) Business Days (or such later date as agreed to by the Administrative Agent) after the same is acquired by it, notify the Administrative Agent of any commercial tort claim in excess of $1,000,000 individually or $2,500,000 in the aggregate (as defined in the UCC) acquired by it and, unless the Administrative Agent otherwise consents, such Grantor shall enter into an amendment to this Security Agreement, in the form of Exhibit H hereto, granting to Administrative Agent a first priority security interest in such commercial tort claim.

4.7. Letter-of-Credit Rights. If such Grantor is or becomes the beneficiary of a letter of credit with a face amount in excess of $1,000,000 individually or $2,500,000 in the aggregate, such Grantor shall promptly, and in any event within five (5) Business Days (or such later date as agreed to by the Administrative Agent) after becoming a beneficiary, notify the Administrative Agent thereof and, upon the Administrative Agent’s request, use commercially reasonable efforts to cause the issuer and/or confirmation bank to (i) consent to the assignment of any Letter-of-Credit Rights to the Administrative Agent and (ii) agree to direct all payments thereunder to a Deposit Account at the Administrative Agent for application to the Secured Obligations, in accordance with Section 2.18 of the Credit Agreement, all in form and substance reasonably satisfactory to the Administrative Agent.

4.8. Federal, State or Municipal Claims. Such Grantor will, within five (5) Business Days (or such later date as agreed to by the Administrative Agent) after the acquisition thereof, notify the Administrative Agent of any Collateral with a value in excess of $1,000,000 individually or $2,500,000 in the aggregate, which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

4.9. No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies when and to the extent permitted hereunder.

4.10. Insurance. (a) All insurance policies issued under U.S. law required hereunder and under Section 5.05 of the Credit Agreement shall name the Administrative Agent (for the benefit of the Secured Parties) as an additional insured or as loss payee (as its interests may appear), as applicable, and shall contain customary loss payable clauses, where applicable, through endorsements in form and substance reasonably satisfactory to the Administrative Agent.

(b) All premiums on such insurance shall be paid when due by such Grantor, and, if so requested by the Administrative Agent, copies of the policies delivered to the Administrative Agent. If such Grantor fails to obtain any insurance as required by this Section, the Administrative Agent may obtain such insurance at the Borrower’s expense. By purchasing such insurance, the Administrative Agent shall not be deemed to have waived any Default arising from such Grantor’s failure to maintain such insurance or pay any premiums therefor.

4.11. Change of Name or Location. Such Grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office or principal place of business, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the Administrative Agent shall have received at least ten days (or such shorter period as the Administrative Agent may agree) prior written notice of such change and the Administrative Agent shall have acknowledged that either (1) such change will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral, or (2) any reasonable action requested by the Administrative Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Administrative Agent, on behalf of the Secured Parties, in any Collateral), provided, that any new chief executive office or principal place of business shall be in the continental U.S.

4.12. Control Agreements. Subject to Schedule 5.09 of the Credit Agreement, each Grantor shall execute and deliver to the Administrative Agent Control Agreements for each Commodities Account, Deposit Account and Securities Account from time to time (other than Excluded Accounts); provided, that upon the opening of any new Commodities Account, Deposit Account or Securities Account, the relevant Grantor shall have thirty (30) days from the opening thereof to enter into a Control Agreement therefor (or such longer period as the Administrative Agent may agree).

ARTICLE V

REMEDIES

5.1. [Reserved]

5.2. Remedies.

(a) Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may, and at the direction of the Required Lenders shall, exercise any or all of the following rights and remedies:

(i) those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided, that this Section 5.2(a) shall not be understood to limit any rights or remedies available to the Administrative Agent and the other Secured Parties prior to an Event of Default;

(ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii) give notice of sole control or any other instruction under any control agreement with any financial institution or securities intermediary and take any action therein with respect to such Collateral;

(iv) without notice (except as specifically provided in Section 8.1 or elsewhere herein or otherwise required by applicable law), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at such Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable; and

(v) concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon, for application or other treatment in accordance with the express terms of the Credit Agreement, and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof.

(b) The Administrative Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Administrative Agent and the other Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption each Grantor hereby expressly releases.

(d) Upon the occurrence and during the continuation of an Event of Default, until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and the other Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e) Notwithstanding the foregoing, neither the Administrative Agent nor the other Secured Parties shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, such Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(f) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral after the occurrence and during the continuation of an Event of Default and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit such Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.

5.3. Grantor’s Obligations Upon Default. Upon the request of the Administrative Agent after the occurrence and during the continuation of an Event of Default, each Grantor will:

(a) assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places specified by the Administrative Agent, whether at a Grantor’s premises or elsewhere; and

(b) permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay such Grantor for such use and occupancy.

5.4. Grant of Intellectual Property License. For the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Article V, upon the occurrence and during the continuation of an Event of Default, at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (a) grants to the Administrative Agent, for the benefit of the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any intellectual property rights now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, subject, in the case of Trademarks, to quality controls sufficient to maintain the validity of such Trademarks and such Grantor’s rights therein and (b) irrevocably agrees that the Administrative Agent may sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased such Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Administrative Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

ARTICLE VI

ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

6.1. Authorization for Administrative Agent to Take Certain Action.

(a) Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (ii) following the occurrence and during the continuation of an Event of Default, to endorse and collect any cash proceeds of the Collateral, (iii) to file any financing statement or any intellectual property filing with respect to the Collateral and to file any other financing statement, amendment of a financing statement (which does not add new collateral or add a debtor) or intellectual property filing in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iv) following the occurrence and during the continuation of an Event of Default, to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Administrative Agent Control over such Pledged Collateral, (v) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for Permitted Liens) after written notice to Grantors (unless an Event of Default shall have occurred and be continuing), (vi) following the occurrence and during the continuation of an Event of Default, to contact Account Debtors for any reason, (vii) following the occurrence and during the continuation of an Event of Default, to demand payment or enforce payment of the Receivables in the name of the Administrative Agent or such Grantor, to direct any obligor in respect of any Receivable to deliver payment thereon directly to the Administrative Agent and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (viii) following the occurrence and during the continuation of an Event of Default, to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of such Grantor, assignments and verifications of Receivables, (ix) following the occurrence and during the continuation of an Event of Default, to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (x) following the occurrence and during the continuation of an Event of Default, to settle, adjust, compromise, extend or renew the Receivables, (xi) following the occurrence and during the continuation of an Event of Default, to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xii) following the occurrence and during the continuation of an Event of Default, to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xiii) following the occurrence and during the continuation of an Event of Default, to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, and (xiv) following the occurrence and during the continuation of an Event of Default, to do all other acts and things reasonably necessary to carry out this Security Agreement; and such Grantor agrees to reimburse the Administrative Agent on demand for all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with any of the foregoing; provided, that this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.

(b) All acts of said attorney or designee are hereby ratified and approved to the extent such acts are permitted hereunder. The powers conferred on the Administrative Agent, for the benefit of the Secured Parties, under this Section 6.1 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers.

6.2. Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS THE PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.1 ABOVE) OF SUCH GRANTOR WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS), IN EACH CASE AFTER THE OCCURRENCE OF AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT. SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUATION OF AN EVENT OF DEFAULT.

6.3. Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 7.13. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE ADMINISTRATIVE AGENT, NOR ANY OTHER SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VII

GENERAL PROVISIONS

7.1. Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to such Grantor, addressed as set forth in Article VIII, at least ten days prior to (a) the date of any such public sale or (b) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, such Grantor waives all claims, damages, and demands against the Administrative Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Administrative Agent or such other Secured Party as determined by a court of competent jurisdiction in a final non-appealable judgment. To the extent it may lawfully do so, such Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, such Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

7.2. Limitation on Administrative Agent’s and other Secured Parties’ Duty with Respect to the Collateral. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent and each other Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such other Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, such Grantor acknowledges and agrees that it is commercially reasonable for the Administrative Agent (i) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.2. Without limitation upon the foregoing, nothing contained in this Section 7.2 shall be construed to grant any rights to such Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7.2.

7.3. Compromises and Collection of Collateral. The Grantors and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

7.4. Administrative Agent Performance of Debtor Obligations. Without having any obligation to do so, the Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and the Grantors shall reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 7.4. The Grantors’ obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

7.5. Dispositions Not Authorized. Except as permitted under the Credit Agreement, no Grantor is authorized to sell or otherwise dispose of the Collateral and notwithstanding any course of dealing between any Grantor and the Administrative Agent or other conduct of the Administrative Agent, no authorization to sell or otherwise dispose of the Collateral shall be binding upon the Administrative Agent or the other Secured Parties unless such authorization is contained in the Credit Agreement or in another writing signed by the Administrative Agent with the consent or at the direction of the Required Lenders.

7.6. No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Administrative Agent or any other Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent with the concurrence or at the direction of the Lenders required under Section 9.02 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the other Secured Parties until the Secured Obligations have been paid in full.

7.7. Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

7.8. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

7.9. Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the other Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Administrative Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, hereunder.

7.10. Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

7.11. Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Grantors, together with interest and penalties, if any. Each Grantor shall reimburse the Administrative Agent for any and all reasonable and documented out-of-pocket expenses (including reasonable attorneys’, auditors’ and accountants’ fees but excluding time charges of attorneys, paralegals, auditors and accountants who may be employees of the Administrative Agent) paid or incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral), in each case, to the extent required by the Credit Agreement. Any and all costs and expenses incurred by any Grantor in the performance of actions required pursuant to the terms hereof shall be borne solely by such Grantor.

7.12. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

7.13. Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until Payment in Full, following which (i) the security interests granted hereby shall automatically terminate and all rights to the Collateral (other than cash collateral deposited in accordance with the Credit Agreement with respect to any Letters of Credit outstanding) shall revert to the applicable Grantor or to such other Person as may be entitled thereto pursuant to any applicable Requirement of Law, and (ii) the Administrative Agent shall promptly, and at the sole cost and expense of the Grantors, file any applicable UCC-3 termination statements in respect thereof, deliver to the Grantors all physical Collateral held by the Administrative Agent and take all actions it deems appropriate or as reasonably requested by the Grantors in order to effect the foregoing.

7.14. Release of Collateral.

(a) At the request of a Grantor, such Grantor shall be released from its obligations hereunder in the event that all of the Equity Interests of such Grantor shall be sold to any Person that is not a Grantor or a Subsidiary of a Grantor in a transaction permitted by the Loan Documents and such released Grantor would not be required to guarantee any Obligations pursuant to Article X of the Credit Agreement after giving effect to such sale.

(b) To the extent any Collateral is sold or otherwise Disposed as permitted by the provisions of the Credit Agreement, such Collateral (unless sold to (i) a Loan Party or (ii) an Affiliate of any Loan Party (other than a Loan Party) for less than fair market value) shall be sold free and clear of the Liens created by the Credit Agreement and the Collateral Documents (provided, that such Liens shall continue in any Proceeds generated from such sale or other Disposition), and the Administrative Agent shall take all actions it deems appropriate or as reasonably requested by the Grantors in order to effect the foregoing.

7.15. Entire Agreement. This Security Agreement embodies the entire agreement and understanding between such Grantor and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between such Grantor and the Administrative Agent relating to the Collateral.

7.16. CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.17. CONSENT TO JURISDICTION. (A) EACH GRANTOR, THE ADMINISTRATIVE AGENT AND EACH OTHER SECURED PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH GRANTOR, THE ADMINISTRATIVE AGENT AND EACH OTHER SECURED PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW, AND EACH PARTY HERETO AGREES THAT THE ADMINISTRATIVE AGENT AND THE OTHER SECURED PARTIES RETAIN THE RIGHT TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS IN RESPECT OF THE COLLATERAL UNDER THIS SECURITY AGREEMENT, (B) EACH GRANTOR, THE ADMINISTRATIVE AGENT AND EACH OTHER SECURED PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (A) OF THIS SECTION, (C) EACH GRANTOR, THE ADMINISTRATIVE AGENT AND EACH OTHER SECURED PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT, AND (D) EACH GRANTOR, THE ADMINISTRATIVE AGENT AND EACH OTHER SECURED PARTY HEREBY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.1. NOTHING IN THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY GRANTOR, THE ADMINISTRATIVE AGENT, OR ANY OTHER SECURED PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

7.18. WAIVER OF JURY TRIAL. EACH GRANTOR, THE ADMINISTRATIVE AGENT AND EACH OTHER SECURED PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH GRANTOR, THE ADMINISTRATIVE AGENT AND EACH OTHER SECURED PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

7.19. Indemnity. Each Grantor hereby agrees to indemnify the Administrative Agent and the other Secured Parties, and each other Indemnitee to the extent set forth in Section 9.03(b) of the Credit Agreement, which is expressly incorporated herein by reference.

7.20. Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Security Agreement by fax or electronic mail transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.

ARTICLE VIII

NOTICES

8.1. Sending Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, in each case addressed to the Grantors at the address set forth on Exhibit A as its principal place of business, and to the Administrative Agent and the Lenders at the addresses set forth in accordance with Section 9.01 of the Credit Agreement.

(b) All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by fax shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

(c) Notices and other communications to the Secured Parties hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent or the Borrower (on behalf of the Grantors) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (c)(i) of notification that such notice or communication is available and identifying the website address therefor.

(d) Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto.

8.2. Change in Address for Notices. Each of the Grantors, the Administrative Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE IX

THE ADMINISTRATIVE AGENT

Citibank, N.A. has been appointed Administrative Agent for the Secured Parties hereunder pursuant to Article VIII of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article VIII of the Credit Agreement. Any successor Administrative Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, each Grantor and the Administrative Agent have executed this Security Agreement as of the date first above written.

GRANTORS:	FLYWIRE CORPORATION,

	By:	/s/ Michael Massaro
Name: Michael Massaro
Title: Chief Executive Officer

FLYWIRE GLOBAL CORP.

	By:	/s/ Michael Massaro
Name: Michael Massaro
Title: President

FLYWIRE HEALTHCARE CORPORATION

	By:	/s/ Michael Massaro
Name: Michael Massaro
Title: President

FLYWIRE PAYMENTS CORPORATION

	By:	/s/ Michael Massaro
Name: Michael Massaro
Title: President

FLYWIRE SECURITIES CORPORATION

	By:	/s/ Michael Massaro
Name: Michael Massaro
Title: President

SIMPLIFICARE INC.

	By:	/s/ Michael Massaro
Name: Michael Massaro
Title: President

ONPLAN HOLDINGS, LLC

	By:	/s/ Michael Massaro
Name: Michael Massaro
Title: President

CITIBANK, N.A., as Administrative Agent

By:	/s/ Stephanie Epkins
Name: Stephanie Epinks
Title: Director